SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TERREMARK WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-0873124

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

2601 S. Bayshore Drive, Miami, Florida	33133

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	N/A (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be	Name of Each Exchange on Which Each
so Registered	Class is to be Registered
Common Stock, $.001 par value	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.
     Terremark Worldwide, Inc. (the “Company” or “Registrant”) is registering certain of its securities on The NASDAQ Stock Market LLC (the “Exchange”) consisting of its common stock, par value $.001.
     The capital stock of the Registrant to be registered on the Exchange is the Registrant’s common stock, par value $.001 per share (the “Common Stock”). The Registrant hereby incorporates by reference the description of the Registrant’s Common Stock filed as a part of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-140836) filed with the Securities and Exchange Commission on March 9, 2007 and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

Item 2.	Exhibits.
4.1	All exhibits required by the Instructions to Item 2 will be supplied to The NASDAQ Stock Market LLC.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

May 2, 2007	TERREMARK WORLDWIDE, INC.
	By:	/s/ Jose Segrera
Jose Segrera, Chief Financial Officer

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